Exhibit 1.1

Execution Version

GENESIS ENERGY, L.P.

8,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

July 21, 2016

UNDERWRITING AGREEMENT

July 21, 2016

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to RBC Capital Markets, LLC (the “Underwriter”), an aggregate of 8,000,000 Common Units — Class A (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership grants to the Underwriter the option to purchase from the Partnership up to an additional 1,200,000 Common Units (the “Additional Units”). No Additional Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is referred to and defined below.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-203259) under the Act (the “registration statement”) relating to the Units to be sold by the Partnership, including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to the registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. The registration statement, as so amended, became effective under the Act upon filing.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time the registration statement has become, or is deemed to have become, effective under the Act, as it applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of such registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to the Underwriter, for use by the Underwriter and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Units. For purposes of this Agreement, documents available through the electronic data gathering, analysis and retrieval system (“EDGAR”) or the equivalent thereof with the

Commission shall be deemed furnished to the Underwriter. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means such preliminary prospectus supplement, in the form so furnished, including any Basic Prospectus (as defined below) (whether or not in preliminary form) furnished to the Underwriter by the Partnership and attached to or used with such preliminary prospectus supplement. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus or prospectuses and any basic prospectus or prospectuses furnished to the Underwriter by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Underwriter for use by the Underwriter and by dealers in connection with the offering of the Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) and any other “free writing prospectus” (as defined in Rule 405 under the Act (to which the Underwriter provides its prior written consent)). The Underwriter has not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriter with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, as of the Applicable Time (as defined below), the most recent Preliminary Prospectus and the Basic Prospectus, together with the information on Schedule B attached hereto, and each Permitted Free Writing Prospectus identified on Schedule A attached hereto, excluding each “road show” (as defined in Rule 433 under the Act).

Any reference herein to any registration statement, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be.

As used in this Agreement, “business day” shall mean a day on which the Primary Stock Exchange (as defined below) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

“Applicable Time,” as used in this Agreement, means 4:49 p.m. (New York time) on July 21, 2016.

“Partnership Agreement,” as used herein, means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010, as amended.

“Subsidiary,” as used herein, means, as to any person or entity, any corporation, partnership, limited liability company or other entity controlled by such person or entity directly or indirectly through one or more intermediaries. For purposes of this definition, “control” of a person or entity means the power to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise. Notwithstanding the above, for purposes of this definition and this Agreement, T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Neptune, Manta Ray Offshore, Independence Hub, Nautilus and Atlantis (each as defined in Section 3(e)(iii)), shall not be Subsidiaries.

“Lien,” as used herein, means any interest in Property securing an obligation owed to, or a claim by, a person or entity other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; provided, however, the term Lien shall not include a security interest in the equity interest in a joint venture that is required to be pledged under the joint venture’s organizational documents to the other equity holders of the joint venture.

“Property,” as used herein, means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

“Davison Agreements,” as used herein, means collectively, that certain Contribution and Sale Agreement dated April 25, 2007, among the Partnership, Davison Petroleum Products, L.L.C., a Louisiana limited liability company (“DPP”), Davison Transport, Inc., a Louisiana corporation (“DTI”), Transport Company, an Arkansas corporation (“TC”), Terminal Service, Inc., a Louisiana corporation (“TS”), Sunshine Oil and Storage, Inc., a Louisiana corporation (“SOS”), Fuel Masters, LLC, a Texas limited liability company, TDC, L.L.C., a Louisiana limited liability company, and Red River Terminal, L.L.C., a Louisiana limited liability company, as amended by that certain Amendment No. 1 to Contribution and Sale Agreement dated July 25, 2007, as further amended by Amendment No. 2 to the Contribution and Sale Agreement dated October 15, 2007, and as further amended by Amendment No. 3 to the Contribution and Sale Agreement dated March 3, 2008; that certain Unitholder Rights Agreement dated as of July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS, that certain Registration Rights Agreement dated July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS and that certain Pledge and Security Agreement dated July 25, 2007, as amended from time to time, among the Partnership, Genesis Davison, LLC, a Delaware limited liability company, and DPP.

“IDR Registration Rights Agreement” means that certain Registration Rights Agreement dated December 28, 2010, among the Partnership and the unitholders party thereto.

“Law,” as used herein, means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law or regulation.

“Primary Stock Exchange,” as used herein, means the Partnership’s primary securities exchange or market, which is the New York Stock Exchange as of the date of this Agreement.

The Partnership and the Underwriter agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership the Firm Units, in each case at a purchase price of $37.3065 per Unit. The Partnership is advised by the Underwriter that the Underwriter intends (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Partnership hereby grants to the Underwriter the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Partnership, all or a portion of the Additional Units, at the same purchase price per Common Unit to be paid by the Underwriter to the Partnership for the Firm Units, provided, however, that the amount paid by the Underwriter for any Additional Units shall be reduced by an amount per unit equal to any distribution declared by the Partnership and payable on the Firm Units but not payable on such Additional Units. The Option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership to the account specified by the Partnership by Federal Funds wire transfer against delivery of the Firm Units to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 a.m., New York City time, on July 27, 2016 (unless another time shall be agreed to by the Underwriter and the Partnership). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to the Underwriter at the time of purchase in such names and in such denominations as the Underwriter shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to the Underwriter at the additional time of purchase in such names and in such denominations as the Underwriter shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, at 1111 Louisiana Street, 44th Floor, Houston, Texas, at 10:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with the Underwriter that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission;

(b) the Registration Statement conformed when it became effective, conforms as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, will conform, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby conforms with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus conformed or will conform in all material respects with the requirements from the Act as of the date hereof, at the time it was filed with the Commission, as of the date of such Preliminary Prospectus and at the time of purchase and each additional time of purchase, if any; the

Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Basic Prospectus conformed or will conform, as of its date and at the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will conform, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date of the Prospectus Supplement, and at the time of purchase and the additional time of purchase, if any, the Prospectus Supplement or the Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date of such Permitted Free Writing Prospectus and at the time of purchase each Permitted Free Writing Prospectus when taken together as a whole with the Disclosure Package did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each electronic road show when taken together as a whole with the Disclosure Package, does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in or to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, conformed, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus, such Permitted Free Writing Prospectus or Incorporated Document;

(c) prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus or the Permitted Free Writing Prospectus, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of

Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership;

(d) in accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Units are registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) (i) as of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 109,939,221 Common Units and 39,997 Common Units - Class B (“Class B Units”). The only issued and outstanding general partner interests of the Partnership are the interests of Genesis Energy, LLC, a Delaware limited liability company (the “General Partner”), described in the Partnership Agreement. All of the outstanding Common Units and Class B Units have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required by applicable Law and under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”));

(ii) other than the Genesis Energy, Inc. 2007 Long-Term Incentive Plan and the Genesis Energy, L.P. 2010 Long-Term Incentive Plan, the Partnership has no equity compensation plans that contemplate the issuance of Common Units or any other class of equity (or securities convertible into or exchangeable for Common Units or any other class of equity). The Partnership has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the unitholders of the Partnership (within the meaning of the Partnership Agreement, the “Unitholders”) may vote. Except as set forth in the first sentence of this Section 3(e)(ii) or as disclosed in the Disclosure Package, there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or other equity interests, (B) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this section or (C) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries;

(iii) the Partnership, directly or indirectly, owns (A) 100% of the partnership interests in Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”) (including the General Partner’s ownership of 0.01% of the partnership interests in the Operating Partnership), (B) 100% of the partnership interests in each of Genesis Pipeline Texas, L.P., a Delaware limited partnership, Genesis Pipeline USA, L.P., a Delaware limited partnership, Genesis CO2 Pipeline, L.P., a Delaware limited partnership, Genesis Natural Gas Pipeline, L.P., a Delaware limited partnership, and Genesis Syngas Investments, L.P., a Delaware limited partnership (the “Limited Partnership Subsidiaries”) (including the General Partner’s ownership of 0.01% of the partnership interests in each Limited Partnership Subsidiary), (C) 100% of the equity interests in each other Subsidiary not listed in clauses (A) and (B) of this Section 3(e)(iii), (D) 50% of the partnership interests in T&P Syngas Supply Company, a Delaware general partnership (“T&P Syngas”), (E) 50% of the outstanding limited liability company interests in Sandhill Group, LLC, a Mississippi limited liability company (“Sandhill”), (F) 64% of the equity interests in Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (“Poseidon”), (G) 29% of the equity interests in Odyssey Pipeline L.L.C., a Delaware limited liability company (“Odyssey”), (H) 50% of the equity interests in Deepwater Gateway, L.L.C., a Delaware limited liability company (“Deepwater Gateway”), (I) 80% of the equity interests in Independence Hub, LLC, a Delaware limited liability company (“Independence Hub”), and (J) 25.67% of the equity interests in Neptune Pipeline Company, L.L.C., a Delaware limited liability company (“Neptune”) (which as of the date of this Agreement owns 100% of the equity interests in each of Nautilus Pipeline Company, L.L.C., a Delaware limited liability company (“Nautilus”), and Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company (“Manta Ray Offshore”) (which as of the date of this Agreement owns 50% of the equity interests in Atlantis Offshore, LLC, a Delaware limited liability company (“Atlantis”))), in each case free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents (defined below) or that certain Revolving Credit Agreement, dated as of February 27, 2015, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, DNB Markets, Inc., MUFG Union Bank, N.A. and Mizuho Bank, Ltd., as Co-Syndication Agents, Sumitomo Mitsui Banking Corporation, as Documentation Agent and each of the lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Poseidon Credit Agreement”)), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Independence Hub, Neptune, Nautilus, Manta Ray Offshore and Atlantis, as applicable) and non-assessable (except as non-assessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or any analogous statute in the jurisdiction of formation of any Subsidiary and Sandhill, or the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Independence Hub, Neptune, Nautilus, Manta Ray Offshore and Atlantis, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and except for T&P Syngas, Sandhill, Poseidon, Odyssey, Deepwater Gateway, Independence Hub, Neptune, Nautilus, Manta Ray Offshore and Atlantis neither the Partnership nor any of its Subsidiaries owns directly or indirectly any shares of capital stock or other securities of, or interest in, any other person or entity (other than another Subsidiary), or is obligated to make any capital contribution to or other investment in any other person or entity. Schedule C attached hereto contains a complete and accurate list of all of the Partnership’s “significant subsidiaries” (as defined in Rule 405 under the Act);

(iv) the General Partner is the sole general partner of the Partnership and each Limited Partnership Subsidiary, with a non-economic general partner interest in the Partnership and a non-economic general partner interest in each Limited Partnership Subsidiary. Such general partner interests have been duly authorized and validly issued in accordance with applicable Law, the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary and are fully paid (to the extent required by applicable Law and under the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary) and non assessable (except as such non assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(v) the offer and sale of the Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free and clear of all Liens and restrictions on transfer other than those restrictions on transfer in the Partnership Agreement and applicable state and federal securities Laws and other such Liens as are created by the Underwriter;

(vii) the Firm Units have been or will be, as the case may be, issued in compliance with all applicable rules of the Primary Stock Exchange. Prior to the closing of the sale of the Firm Units, the Partnership will complete its additional listing application to the Primary Stock Exchange with respect to the Units and such Units will be duly listed and admitted and authorized for trading, subject to official notice of issuance;

(viii) the Partnership’s currently outstanding Common Units are listed on the Primary Stock Exchange and the Partnership has not received any notice of delisting;

(ix) the Firm Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement. A true and correct copy of the Partnership Agreement, as amended through the date hereof, has been filed by the Partnership with the Commission on January 3, 2011, as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K.

(f) the Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite limited partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted as described in the Partnership SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect. As used herein, the term “Partnership Material Adverse Effect” means any material adverse effect on the financial condition, business, operations, properties, results of operations or prospects of the Partnership and its Subsidiaries, taken as a whole;

(g) the Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and any amendments, supplements, continuations or modifications thereto (collectively, the “Basic Documents”) to which it is a party, and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by the Partnership of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. No approval by the Unitholders is required in connection with the Partnership’s issuance and sale of the Units;

(h) neither the Partnership nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries, nor any director, officer, agent, employee, affiliates or other person acting on behalf of the Partnership or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Partnership or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(i) the execution, delivery and performance by the Partnership of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by the Partnership with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of the Partnership, as amended, or the Partnership Agreement or any organizational documents of any of the Partnership’s Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (iii) and (iv) where such consent, approval or notice has been obtained or where such violation, conflict, breach, default (or right of termination, acceleration or cancellation), failure to receive consent or approval or to provide notice, or Lien, in each case with respect to the foregoing provisions of this Section 3(i) would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, or except in the case of clause (iv), for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents or the Poseidon Credit Agreement;

(j) the Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Act (all such documents filed on or prior to the date of this Agreement, but specifically excluding any documents “furnished”, collectively, the “Partnership SEC Documents”). The Partnership SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (in the case of the registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Partnership SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Act, as the case may be, and (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; provided, however, that the Partnership makes no representation or warranty in this Section 3(j) with respect to any statement contained in any Partnership SEC Document in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in such Partnership SEC Document. The Partnership Financial Statements were prepared in accordance with generally accepted accounting principles of the United States of America in effect from time to time (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Partnership as required by the Act and the Public Company Accounting Oversight Board (the “PCAOB”) and has not resigned or been dismissed as independent public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(k) except as contemplated by this Agreement or as previously obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriter or (iii) the rules of the Primary Stock Exchange;

(l) the Partnership met for the taxable year ended December 31, 2015, and the Partnership expects to meet for the taxable year ending December 31, 2016, the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and accordingly the Partnership is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes;

(m) the Partnership is not, and after giving effect to the sale of the Units contemplated hereby will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(n) except as disclosed in the Partnership SEC Documents, the Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto;

(o) except (i) as set forth in the Partnership Agreement, (ii) as set forth in the other organizational documents of the Partnership and its Subsidiaries, (iii) as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and (iv) as provided in the Davison Agreements and the IDR Registration Rights Agreement, (A) there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or other equity interests of the Partnership or any of its Subsidiaries, (B) no person or entity has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units, (C) no person or entity has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or to include any such Common Units in the Registration Statement or the offering contemplated hereby, and (D) no person or entity has the right to act as an underwriter or financial advisor to the Partnership in connection with the offer and sale of the Units, in each case pursuant to any other agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which any one of them may be bound;

(p) the Partnership and its Subsidiaries are insured against such losses and risks and in such amounts as the Partnership believes in its sole discretion to be prudent for its businesses taken as a whole. The Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(q) each of the Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable Law and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except where the failure to obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect; neither the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any Law applicable to the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(r) except as described in the Partnership SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge, threatened or contemplated to which the Partnership or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Primary Stock Exchange), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Partnership or any Subsidiary, would not, individually or in the aggregate, have a Partnership Material Adverse Effect. There are no legal or governmental actions, suits or proceedings pending, or to the knowledge of the Partnership or any Subsidiary, threatened or contemplated that are required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus and are not so disclosed;

(s) all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required; the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) except as set forth in or contemplated by the Partnership SEC Documents, since December 31, 2015, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness;

(u) the Partnership has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors, officers (within the meaning of Rule 16a-1(f) under the Exchange Act) and Genesis Energy, LLC;

(v) the Partnership and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all Liens (except for such Liens as may exist under applicable Law and as may be imposed under the Partnership’s or Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents or the Poseidon Credit Agreement or do not materially affect the value of such property and not materially interfere with the use made and proposed to be made of such property by the Partnership and each of its Subsidiaries); all the property described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(w) each of the Partnership and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”) except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and the Partnership is unaware of any claim to the contrary or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the Intellectual Property. To their knowledge, neither the Partnership nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Partnership nor any Subsidiary has received notice of a claim by a third party to the contrary;

(x) none of the Partnership nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Partnership Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Partnership or any of the Subsidiaries, (ii) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Partnership, or any of the Subsidiaries, and (iii) there has been no violation of any federal, state, local or foreign Law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour Laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Partnership or any of the Subsidiaries;

(y) [Intentionally omitted];

(z) the operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened;

(aa) none of the Partnership, any of the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership, the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or located, organized, or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to, or located in any country or territory subject to, any U.S. sanctions administered by OFAC;

(bb) the Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Partnership and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Partnership Material Adverse Effect; there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Partnership or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect; neither the Partnership nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as described in the Partnership SEC Documents or which would not, individually or in the aggregate, have a Partnership Material Adverse

Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc) all tax returns required to be filed by the Partnership or any of the Subsidiaries have been timely filed, except for such failure to file which would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, or where such failure to pay would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(dd) neither the Partnership nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Partnership or any Subsidiary or, to the Partnership’s knowledge, any other party to any such contract or agreement;

(ee) the Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership, the Subsidiaries and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Primary Stock Exchange promulgated thereunder;

(ff) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required;

(gg) except pursuant to this Agreement, neither the Partnership nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(hh) neither the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(ii) to the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership or any of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date either of the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus;

(jj) the statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Our Equity Securities,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” “Investment in Genesis by Employee Benefit Plans,” “Material Income Tax Consequences” and “Material Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(kk) neither the Partnership nor any of its Subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, there has not been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Partnership and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement;

(ll) Genesis Marine, LLC, a Delaware limited liability company (“Genesis Marine”), is a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the vessels in the trades in which Genesis Marine operates its vessels as described in the Prospectus (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Units by the Underwriter, Genesis Marine will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States; and

In addition, any certificate signed by any officer of the Partnership or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to the Underwriter.

4. Certain Covenants of the Partnership. The Partnership hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as the Underwriter may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign entity or to consent to the service of process under the Laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Underwriter of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriter, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (exclusive of Incorporated Documents) or of the Prospectus as amended or supplemented (exclusive of Incorporated Documents) if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement as the Underwriter may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or the Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as reasonably possible; and the Partnership will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, (i) when such post-effective amendment or the Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d) [Intentionally omitted];

(e) [Intentionally omitted];

(f) to advise the Underwriter promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; other than a Current Report on Form 8-K disclosing the terms of this Agreement and containing exhibits to the Registration Statement, for the period of time covered by Section 4(g), to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus, and to provide the Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing (unless the Partnership is advised by counsel that it is required by Law to make such filing);

(g) subject to Section 4(f) hereof and subsequent to the date of the Prospectus, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units;

(h) to advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event, in the opinion of the Partnership or the Underwriter (upon advice of counsel) would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriter promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) to make generally available to its Unitholders, and to deliver to the Underwriter, an earnings statement (which need not be audited) of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) (the “Effective Date”) as soon as is reasonably practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter);

(j) to furnish or make available to the Underwriter upon request a reasonable number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

(k) unless otherwise available through EDGAR, if requested by the Underwriter, to furnish to the Underwriter as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

(l) to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Preliminary Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents

(including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign Laws and the determination of their eligibility for investment under state or foreign Law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriter) and the reasonable printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the Primary Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriter relating to FINRA matters in an amount not to exceed $20,000; (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and half the cost of any aircraft used by the Partnership in connection with the road show, and (ix) the performance of the Partnership’s other obligations hereunder; provided, however, that the Partnership shall not be responsible for fees of counsel other than counsel to the Partnership and those fees specifically referred to in this Section 4(m).

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Prospectus Supplement (as extended pursuant to this Section 4(o), the “Lock-Up Period”), without the prior written consent of the Underwriter, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement and the sale of the Units to the Underwriter pursuant to this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus, (C) the issuance of employee unit stock options, phantom units or dividend equivalent rights that are not exercisable or do not vest, as applicable, during the Lock-Up Period pursuant to benefits plans described in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus, (D) the deemed issuance of Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or stock appreciation rights outstanding as of the date of this Agreement, (E) the filing of a registration statement on Form S-8 to register Common Units under benefits plans disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, (F) the filing of a universal shelf registration statement on Form S-3 to register Common Units or other Partnership securities, provided that the Partnership shall not issue any Common Units thereunder until expiration of the Lock-Up Period, (G) the issuance of Common Units in a private placement exempt from registration under the Act, provided that the purchaser of such Common Units enters into a Lock-Up Agreement for the remainder of the Lock-Up Period, (H) the pledge of any Common Units or other Partnership securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Common Units or other Partnership securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (I) the issuance of Common Units upon conversion of any Class B Units, (J) entry into an equity distribution agreement for an “at the market offering” under Rule 415(a)(4) of the Act and any related filings required under the Act or the Exchange Act, including a prospectus supplement and Current Report on Form 8-K, provided that the Partnership shall not issue any Common Units thereunder until expiration of the Lock-Up Period (except for aggregate sales in any week of no greater than 10 percent of the aggregate daily trading volume of Common Units for the immediately preceding week, conducted from time to time pursuant to the Equity Distribution Agreement dated June 27, 2016) and (K) issuance of securities under a DRIP established by or for the Partnership;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus;

(q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(r) to use its best efforts to cause the Units to be listed on the Primary Stock Exchange and to maintain the listing of the Common Units, including the Units, on such exchange or any other exchange or primary market that is the Partnership’s Primary Stock Exchange;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units; and

(t) to cooperate and furnish such information as may be necessary for any filing for review of the public offering of the Units by FINRA.

5. Reimbursement of Underwriter’s Expenses. If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriter for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Units.

6. Conditions of Underwriter’s Obligations. The several obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership of its respective obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to the Underwriter at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, Kristen Jesulaitis, General Counsel of the General Partner, and Liskow & Lewis a Professional Law Corporation, counsel for Red River Terminals, L.L.C. and TDC, L.L.C., each addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance as set forth in Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto, respectively, and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriter.

(b) The Underwriter shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriter (with executed copies for each of the Underwriter) in the forms reasonably satisfactory to the Underwriter, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(c) The Underwriter shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Andrews Kurth LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriter shall have a right to object under this Agreement and shall have so objected in writing.

(e) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 4:30 p.m., Houston time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(f) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to the Underwriter a certificate of its or the General Partner’s Chief Executive Officer, President, Chief Financial Officer or any executive or senior vice president, or any other person with an office of equal or greater status than any of the foregoing, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(h) The Underwriter shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(i) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to the Underwriter a certificate of its or the General Partner’s Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(j) The Partnership shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as the Underwriter may reasonably request.

(k) The Units shall have been approved for listing on the Primary Stock Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l) The Primary Stock Exchange shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE MKT or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the Primary Stock Exchange; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (A) through (E), is in the sole judgment of the Underwriter, so material or adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (iii) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (X) any intended or potential downgrading or (Y) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Partnership shall be notified promptly in writing.

If the sale to the Underwriter of the Units, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

8. Indemnity and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, selling agents, and any affiliates of such Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters (such affiliates being referred to herein as “Participating Affiliates”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 9 hereof furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Basic Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in the Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 9 hereof furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Partnership, its respective directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 9 hereof furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 9 hereof furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, the Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to the indemnified party unless and to the extent it did not otherwise learn of such Proceeding and such omission results in the forfeiture by the indemnifying party of substantial rights and defenses, and will not, in any event, relieve the indemnifying party from any obligations to an indemnified party other than the indemnifying party’s indemnification obligations provided in (a) or (b) above. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) or (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriter, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Units. The relative fault of the Partnership and the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s and the Partnership’s respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and sales commitments, respectively, and not joint.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers, selling agents, or any person (including each partner, officer or director of such person), who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and Participating Affiliates or by or on behalf of the Partnership, its respective directors or officers, selling agents, or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Partnership and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the Partnership’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

9. Information Furnished by the Underwriter. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in (i) the first paragraph of the subsection entitled “Underwriting Discount and Expenses” and (ii) the subsection entitled “Price Stabilization, Short Positions and Penalty Bids,” in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriter, constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 3 and 8 hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to RBC Capital Markets, LLC at 200 Vesey Street, New York, New York 10281; and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 919 Milam, Suite 2100, Houston, Texas 77002, Attention: Chief Executive Officer.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the Laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Partnership (on its behalf and, to the extent permitted by applicable Law, on behalf of its Unitholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Partnership and to the extent provided in Section 8 hereof the selling agents, controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Partnership hereby acknowledges that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Units. The Partnership further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Units, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by Law, any claims that the Partnership may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriter, and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and any of the Underwriter’s respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Partnership and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Underwriter’s acceptance shall constitute a binding agreement among the Partnership and the Underwriter.

Very truly yours,

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC,
its general partner

By:	/s/ R.V. Deere
	Name:	Robert V. Deere
	Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written,

RBC CAPITAL MARKETS, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Permitted Free Writing Prospectuses

None.

Schedule A-1

SCHEDULE B

Price to Public:	$37.90

Number of Units Offered:	8,000,000

Schedule B-1

SCHEDULE C

Significant Subsidiaries

1.	Genesis Crude Oil, L.P.

2.	Genesis Offshore Holdings, LLC

3.	Genesis Davison, LLC

4.	Davison Petroleum Supply, LLC

5.	TDC, L.L.C.

6.	Manta Ray Gathering Company, L.L.C.

7.	Southeast Keathley Canyon Pipeline Company, LLC

8.	GEL Sekco, LLC

9.	Genesis Sekco, LLC

10.	Cameron Highway Oil Pipeline Company, LLC

11.	Genesis CHOPS I, LLC

12.	Cameron Highway Pipeline I, L.P.

13.	Genesis Marine, LLC

Schedule C-1

EXHIBIT A

LOCK-UP AGREEMENT

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and RBC Capital Markets, LLC (the “Underwriter”), with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce the Underwriter to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriter (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (d) the sale, assignment or transfer of Common Units or other Partnership securities in a private placement, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (e) the pledge of any Common Units or other Partnership securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided

A-1

that such Common Units or other Partnership securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (f) existing pledges pursuant to loan or similar agreements in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or any transfers pursuant to any such agreement, (g) distributions to members, stockholders or partners, provided that the recipient of such Common Units or other class of Partnership securities agrees to be bound by the terms of this agreement for the remainder of the Lock-Up Period, (h) the deemed disposition of Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or stock appreciation rights outstanding as of the date of this Agreement, and (i) the conversion of Class B Units (as defined in the Underwriting Agreement) into Common Units. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Underwriter, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.1

[1]	With respect to Genesis Energy, LLC, the following sentence shall be inserted: For the avoidance of doubt, nothing herein shall restrict the Partnership or the General Partner of the Partnership from taking any action permitted by Section 4(o) of the Underwriting Agreement.

A-2

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.

*     *     *

A-1

If (i) the Partnership notifies the Underwriter in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder.

Yours very truly,

Name:

A-1

EXHIBIT B-1

OPINION OF AKIN GUMP STRAUSS HAUER & FELD, LLP

1.	(a) The General Partner is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) The Partnership is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.

(c) Manta Ray Gathering Company, L.L.C. (“Manta Ray”) is validly existing as a limited liability company with the right to transact business in the State of Texas under the laws of the State of Texas.

(d) Each Significant Subsidiary other than Manta Ray, is validly existing as a limited liability company or limited partnership, as applicable, in good standing under the laws of the State of Delaware.

(e) Each of the Partnership Entities is duly qualified (or, in the case of the State of Texas, has the right to transact business) as a foreign limited liability company or limited partnership, as applicable, in the jurisdictions so identified on Schedule B attached hereto. Each of the Partnership Entities has all requisite entity power to own its respective properties and conduct its business, in each case in all material respects, as described in the Preliminary Prospectus and the Prospectus Supplement. The Partnership has the partnership power and authority necessary to execute and deliver, and incur and perform any obligations it may have under, the Underwriting Agreement and the Partnership Agreement. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

2.	As of the date hereof, the issued and outstanding limited partner interests of the Partnership (prior to the issuance of any Units pursuant to the Underwriting Agreement) consist of 109,939,221 Common Units and 39,997 Common Units - Class B (“Class B Units”). All outstanding Common Units and Class B Units and, in each case, the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

3.	The Units to be issued and sold to the Underwriter by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

B-1-1

4.	The General Partner (i) is the sole general partner of the Partnership and owns (of record) a non-economic general partner interest in the Partnership and (ii) is the sole general partner of Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”), and owns (of record) a 0.01% general partner interest in the Operating Partnership. Other than the general partner interests described in the preceding sentence, with respect to each Significant Subsidiary, the respective “Owning Entity” as “Owning Entities”, as applicable, specified on Exhibit D attached hereto next to such Significant Subsidiary owns or collectively own as applicable (of record), 100% of the limited partner interest, limited liability company interest or other equity interest in such Significant Subsidiary. Each such general partner interest, limited partner interest, limited liability company interest and other equity interest has been duly authorized and validly issued in accordance with the Constitutive Documents of the Partnership and each respective Significant Subsidiary, is fully paid (to the extent required under its respective Constitutive Documents) and non-assessable (except (x) with respect to those Significant Subsidiaries that are Delaware limited partnerships, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (y) with respect to those Significant Subsidiaries that are Delaware limited liability companies, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), or (z) with respect to Manta Ray, as such nonassessability may be affected by Sections 101.206 and 101.613 of the Texas Business Organizations Code, and, in each case, is owned as specified in the two preceding sentences, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or any respective Owning Entity as a “debtor” was on file as of July [●], 2016 in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those (A) created under the Delaware LP Act or the Delaware LLC Act, (B) created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting Partnership SEC Documents, (C) created by the Constitutive Documents of the Partnership Entities, or (D) as disclosed in the Preliminary Prospectus and the Prospectus Supplement.

5.

Except as described in the Preliminary Prospectus and the Prospectus Supplement or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the Constitutive Documents of any Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any Partnership Entity pursuant to any Constitutive Document of any Partnership Entity or any other Partnership SEC Document, other than those restrictions upon the transfer of equity interests created in connection with the Partnership’s or the Significant

B-1-2

Subsidiaries’ credit facilities and indentures (including supplemental indentures thereto) constituting Partnership SEC Documents. Neither (i) the filing of the Registration Statement nor (ii) the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise under any Partnership SEC Document to any rights for or relating to the registration under the Act of any Common Units or other securities of any Partnership Entity other than those that either have been waived or are described in the Preliminary Prospectus and the Prospectus Supplement.

6.	The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement.

7.	The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

8.	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

9.	None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Underwriting Agreement conflicts or will conflict with or constitute or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance or other security interest upon any property or assets of any of the Partnership Entities (other than those created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting Partnership SEC Documents) pursuant to, (i) any Constitutive Document of any of the Partnership Entities, (ii) any Partnership SEC Document, (iii) the Included Laws or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

10.	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Underwriting Agreement, other than (i) such consents required under state securities or “Blue Sky” laws, (ii) such consents that have been obtained or made and (iii) filings with the Commission required in the performance by the Partnership of its obligations under Sections 4(b), (c), (f), (g), (h) and (n) of the Underwriting Agreement.

B-1-3

11.	The statements set forth in the Preliminary Prospectus and the Prospectus Supplement under the captions “Price Range of Common Units and Distributions,” “Description of Our Equity Securities—Our Common Units,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” “Material Tax Considerations” and “Material Income Tax Consequences” insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects; and the Common Units (including the Units) conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus Supplement under the captions “Price Range of Common Units and Distributions,” “Description of Our Equity Securities—Our Common Units,” “Cash Distribution Policy,” and “Description of Our Partnership Agreement.”

12.	The Registration Statement was automatically effective under the Act on April 6, 2015; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus Supplement pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

13.	None of the Partnership Entities is an “investment company,” within the meaning of the Investment Company Act.

For purposes of this letter, we have assumed the information in the Prospectus Supplement of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Act was deemed to be a part of and included in the Registration Statement pursuant to such Rule 430B(f)(1) as of the date of the Underwriting Agreement; such date (the “Specified Effective Date”), in accordance with said Rule 430B(f), constitutes a new effective date with respect to such portions of the Registration Statement as provided for therein. Our identification of documents and information as part of the Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial and accounting information, and because many determinations involved in the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement are of a wholly or partially non-legal character, except as expressly set forth in paragraph (11) of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus Supplement, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

B-1-4

However, in the course of our acting as counsel to the Partnership in connection with the preparation of the Registration Statement, the Prospectus Supplement and the Disclosure Package, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public accountants for the Partnership, representatives of the Underwriter and representatives of the Underwriter’s counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) Each of the Registration Statement (as of the date of the Underwriting Agreement), the Preliminary Prospectus (as of its date) and the Prospectus Supplement (as of its date) appeared on its face to be appropriately responsive in all material respects with the requirements of the Act except that we express no view as to the antifraud provisions of the Act or the financial statements, the notes and schedules thereto and other financial and accounting information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus Supplement. The Incorporated Documents, at the time that they were filed (other than the financial statements, the notes and schedules thereto and other financial and accounting information included in the Incorporated Documents, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Exchange Act except that we express no view as to the antifraud provisions of the Exchange Act. We have no knowledge of any documents that are required to be filed under the Act (but are not filed) as exhibits to the Registration Statement, or of any documents under the Act to be (but are not) summarized in the Preliminary Prospectus or the Prospectus Supplement, except, in each case, we express no view as to (i) the antifraud provisions of the Act and (ii) the financial statements, the notes and schedules thereto and other financial and accounting information so required to be filed or summarized.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement as of the Specified Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of 4:49 p.m. (New York time) on July 21, 2016 (which you have informed us is a time prior to the time of the first sale of the Units by the Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Prospectus Supplement, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, the notes and schedules thereto and other financial and accounting information contained or incorporated by reference therein.

B-1-5

When used in this opinion letter, the phrases “known to us,” “to our actual knowledge” and similar phrases (i) mean the actual knowledge of facts or other information by (a) the lawyer in our firm who signed this opinion letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus or the Prospectus Supplement, (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for that particular opinion, issue or confirmation and (d) any lawyer in our firm actively involved in matters involving the Partnership Entities during the past twenty-four months and (ii) do not require or imply that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity, other than as described in the fourth paragraph of such opinion letter

B-1-6

EXHIBIT B-2

OPINION OF KRISTEN JESULAITIS

To my knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus or the Prospectus but are not so described as required.

B-2-1

EXHIBIT B-3

OPINION OF LISKOW & LEWIS

1.	Red River Terminals, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. TDC, L.L.C. is a limited liability company validly existing and in good standing under the laws of the State of Louisiana.

2.	Each of Red River Terminals, L.L.C. and TDC, L.L.C. has the power and authority to own its respective properties and conduct its business in each case in all material respects, as described in the Preliminary Prospectus and the Prospectus.

3.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement does not constitute a breach of, or default under, the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C. or the Operating Agreement of TDC, L.L.C. and the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., as subsidiaries of the Partnership.

4.	The membership interests of Red River Terminals, L.L.C. and TDC, L.L.C. are validly authorized, issued, fully paid, non-assessable equity interests.

5.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement do not create any security interest in, or lien, claim, charge or encumbrance upon, any property or assets, pursuant to the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C., the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., or the laws of the State of Louisiana.

6.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement, as applicable to Red River Terminals, L.L.C. and TDC, L.L.C., does not constitute a breach of, or default under, any State of Louisiana statute, rule, or regulation of general applicability which, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement.

B-3-1

EXHIBIT C

OFFICER’S CERTIFICATE

The undersigned officer of Genesis Energy, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), on behalf of the Partnership, does hereby certify pursuant to Section 6(g) of that certain Underwriting Agreement dated July 21, 2016 (the “Underwriting Agreement”) among the Partnership and RBC Capital Markets, LLC, that as of July 27, 2016:

1. He has reviewed the Registration Statement the Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus, if any.

2. The representations and warranties of the Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Partnership has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in Section 6(f) of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date above first written.

GENESIS ENERGY, LLC

Name:
Title: